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                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

1. Manchester Development Corporation, a California corporation (d/b/a Orion Realty Group);

        a. Kensington Development Corporation, a California corporation, owns 90%, Fidelity National Title Insurance Company ("FNTIC"), a California corporation, owns 10% (see 3(d)(2) below);

2. Rocky Mountain Aviation, Inc., an Arizona corporation;

3. Fidelity National Title Insurance Company, a California corporation (99.9% owned by FNFI);

Subsidiaries:

          (a) Republic Title Insurance Agency, Inc., an Arizona corporation (inactive);

          (b) Fidelity National Title Insurance Company of Tennessee, a Tennessee corporation;

             Subsidiaries:

             1.  Title Services, Inc., a Tennessee corporation;

             2.  BHC&M, Ltd., a Virginia corporation;

          (c) Western Financial Trust Company, a California corporation;

          (d) Manchester Development Corporation, a California corporation, 10% is owned by FNTIC; 90% by Kensington Development Corporation, a California corporation (see 1(a) above);

          (e) Fidelity National Company of Northern California, a California corporation;

          (f) Title Insurance Policy Co. of Pinal County, an Arizona corporation;

          (g) Pacific American Property Exchange Corporation, a California corporation;

          (h) UTC Capital Group, Inc., a Texas corporation;

             Subsidiaries:

             1. Dallas-Fidelity National Title Agency, Inc., a Texas corporation
                d/b/a Fidelity National Title Agency, Inc.;

             2. LRT Record Services, Inc., a Texas corporation d/b/a Land Records of Texas;

          (i) Fidelity Tax Service, a California corporation;

          (j) Fidelity National Company of California, a California corporation;

          (k) Fidelity National Title & Escrow of Hawaii, Inc., a Hawaii corporation;

          (l) Nations Title, Inc., a Kansas corporation;

             Subsidiaries:

             1. Fidelity National Appraisal Services, Inc., a Kansas
                corporation;

4. Fidelity National Title Agency of Nevada, Inc., a Nevada corporation;

5. Western Pacific Property and Casualty Agency, Inc., an Arizona corporation;

6. Lake Mortgage Corporation, an Arizona corporation (inactive);

7. FNTIC Properties, a California corporation;

8. Rocky Mountain Printing Services, Inc., a California corporation;

9. Fidelity Asset Management, Inc., a California corporation;
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10. Fidelity Participations, Inc., an Arizona corporation;

11. Nationwide Recording Service, a California corporation;

12. CalWest Service Corporation, a California corporation;

13. Fidelity National Title Insurance Company of New York, a New York corporation;

          Subsidiaries:

             1. National Title Insurance Services, Inc., a North Carolina
                corporation (inactive)

             2. Network Title Insurance Agencies of Florida, Inc., a Florida
                corporation (inactive);

             3. Statewide Research, Inc., a Florida corporation;

             4. Amtitle Company, a California corporation (inactive);

             5. Gulf Stream Title Company of Miami, a Florida corporation
                (inactive);

             6. Settlement Network of Pennsylvania, a Pennsylvania corporation
                (inactive);

             7. Miami Title and Abstract Company, a Florida corporation
                (inactive);

             8. National Title Insurance of New York, Inc., a New York
                corporation;

             9. Nations Title Insurance of New York, Inc., a New York
                corporation;

          Subsidiaries:

             1. Fidelity National Title and Abstract, Inc., a Maryland
                corporation;

             2. Nations Title of Arizona, Inc., an Arizona corporation (FNFI owns 40%);

14. Agency Sales and Posting, Inc., a California corporation;

15. Arizona Sales and Posting, Inc., an Arizona corporation;

16. A.S.A.P. Legal Publication Services, Inc., a California corporation;

17. Rocky Mountain Support Services, Inc., an Arizona corporation;

          Subsidiary:

               (a) ACS Systems, Inc., a California corporation;

18. Fidelity National Title Company of Washington, a Washington corporation;

19. Fidelity National Title Company of California, a California corporation;

20. Fidelity National Title Company, a California corporation;

21. Fidelity National Title Insurance Agency of Coconino, Inc., an Arizona corporation (FNFI owns 21%);

22. Fidelity National Title Agency, Inc., an Arizona corporation;

23. Fidelity National Title Agency of Pinal County, Inc., an Arizona corporation;

24. Fidelity National Title Company of Oregon, an Oregon corporation;

          Subsidiary:

             a. Professional Escrow, Inc., an Oregon corporation;

25. Western American Exchange Corporation, a California corporation;

26. Nations Title Insurance of Arizona, Inc., an Arizona corporation;

27. Fidelity Asset Management, Inc., an Arizona corporation;
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28. Fidelity National Information Services, Inc., a California corporation;

29. Fidelity National Tax Service, Inc., a California corporation (100% of the Preferred stock is owned by FNFI);

30. San Joaquin Title Company, a California corporation

31. Title Insurance and Escrow Services, Inc., an Oregon corporation;

32. WAEC, Inc., a California corporation;

33. WAEC Apartments, Inc., a California corporation;

34. Classified Credit Data, Inc.;

35. American Document Services, Inc.;

36. Express Network, Inc., a California corporation;

37. First Title Company;

38. Ifland Credit Services, Inc.;

39. Credit Reports, Inc.;

40. Bron Research, Inc., a Texas corporation;

41. Granite Financial, Inc., a Delaware corporation;

          Subsidiaries:

             1. Granite Financial Acquisition Corp. I;

             2. North Pacific Funding, Inc.;

             3. GF Funding Corp. I;

             4. GF Funding Corp. II;

             5. GF Funding Corp. III;

             6. GF Funding Corp. IV;

             7. CKC Corporation;

42. MCC Merger Inc., a Colorado corporation;

43. American Title Company, a California corporation (FNFI owns 40%);

          Subsidiaries:

             a. Landmark REO Management Services, Inc., a Kansas corporation;

             b. Nations Title Insurance of Arizona, Inc., an Arizona
                corporation;